EXHIBIT 99.4

INDEX OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	2

Statement of Assets Acquired and Liabilities Assumed at October 21, 2011	3

Notes to Statement of Assets Acquired and Liabilities Assumed	4

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of 1st United Bancorp, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed by 1st United Bank, (a wholly-owned subsidiary of 1st United Bancorp, Inc.) pursuant to the Purchase and Assumption Agreement dated October 21, 2011 (the Agreement). This statement of assets acquired and liabilities assumed is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting as of October 21, 2011. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed by 1st United Bank, (a wholly-owned subsidiary of 1st United Bancorp, Inc.) pursuant to the Agreement in conformity with U.S. generally accepted accounting principles.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida

December 16, 2011

2

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

BY 1ST UNITED BANK
(a wholly-owned subsidiary of 1st United Bancorp, Inc.)
(dollars in thousands)

October 21, 2011
ASSETS
Cash and due from financial institutions	$32,984
Federal funds sold	849
Cash and cash equivalents	33,833
Securities available for sale	30,975
Loans	118,901
Nonmarketable equity securities	392
Other real estate owned	2,062
FDIC loss share receivable	17,721
Goodwill	5,095
Core deposit intangible	485
Accrued interest receivable and other assets	1,244
Total assets acquired	$210,708

LIABILITIES
Deposits
Non-interest bearing	$8,314
Interest bearing	201,303
Total deposits	209,617
Accrued interest payable and other liabilities	1,091
Total liabilities	$210,708

See accompanying notes to the financial statements.

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NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

BY 1ST UNITED BANK
(a wholly-owned subsidiary of 1st United Bancorp, Inc.)
(dollars in thousands)

NOTE 1 – FDIC assisted acquisition of certain assets and liabilities of Old Harbor Bank of Florida

On October 21, 2011, 1st United Bank (“1st United”), a wholly-owned subsidiary of 1st United Bancorp, Inc. (the “Company”), entered into a purchase and assumption agreement and certain loss share agreements (the “Agreements”) with the Federal Deposit Insurance Corporation (“FDIC”) and the FDIC as receiver, pursuant to which 1st United acquired certain assets and assumed substantially all of the deposits, other than depository organized - brokered deposits, and certain liabilities of Old Harbor Bank of Florida (“Old Harbor”), located in Clearwater, Florida.

Old Harbor operated seven branches throughout Tampa and Clearwater, Florida. 1st United assumed deposits from Old Harbor at an estimated fair value of $209,617. Additionally, 1st United acquired loans with an estimated fair value of $118,901 and an unpaid principal balance of $149,186, other real estate owned with an estimated fair value of $2,062, investment securities with estimated fair value of $30,975 and cash and cash equivalents of $33,833. A majority of the loans and all other real estate owned are covered under loss share agreements (“Covered Assets”) between the FDIC and 1st United.

The assets acquired and liabilities assumed in the transaction are presented at estimated fair values as of the date of acquisition. The fair values of the assets acquired and liabilities assumed were determined as described in Note 3, below. The estimated fair values are considered preliminary and are subject to refinement as additional information relative to the closing date fair values becomes available during the measurement period, not to exceed one year. 1st United and the FDIC are engaged in on-going discussions regarding the purchase of certain Old Harbor fixed assets that may impact which assets and liabilities are ultimately acquired or assumed by 1st United and the purchase prices. In additional, the tax treatment of the FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments to deferred taxes as of the acquisition date.

NOTE 2 – FDIC Loss Share Receivable

As part of the Agreements, 1st United and the FDIC also entered into certain loss sharing agreements. Pursuant to the terms of these loss sharing agreements, the FDIC’s obligation to reimburse 1st United for losses with respect to certain assets begins with the first dollar of loss incurred. Assets which are covered under the loss sharing agreements included all loans, with the exception of certain consumer loans, and other real estate owned. The amount that will be covered under the loss sharing agreements is based on the pre-acquisition book value of the underlying assets, certain future direct cost and up to 90 days of accrued interest on covered loans. The FDIC will reimburse 1st United for 70% of losses up to $48,807. 1st United will reimburse the FDIC for its share of recoveries with respect to losses for which the FDIC paid 1st United a reimbursement under the loss sharing agreements. Certain other assets of Old Harbor were acquired by 1st United that were not covered by loss sharing agreements with the FDIC and included certain consumer loans, securities available for sale, nonmarketable equity securities, accrued interest on loans and securities and prepaid and other assets.

In addition, on December 15, 2021, 1st United will pay to the FDIC 50% of the excess (“Clawback”), if any, of (1) $9,761 minus (2) the sum of (a) 25% of the asset discount bid made in connection with the acquisition, (b) 20% of the Cumulative Shared-Loss Payments (as defined below) and (c) 3.5% of the total loans subject to loss sharing under the Loss Sharing Agreements as specified in the schedules to the Old Harbor Agreement. For the purposes of the above calculation, “Cumulative Shared-Loss Payments” means (i) the aggregate of all of the payments made or payable to the Company under the Loss Sharing Agreements minus (ii) the aggregate of all of the payments made or payable to the FDIC under the Loss Sharing Agreements. As of the date of this acquisition, the Company does not anticipate paying the FDIC under this provision as the estimate of the Clawback is less zero.

The following table summarizes the assets covered by the loss sharing agreement, the amount covered by the FDIC and the fair value as of October 21, 2011:

	Amount Covered	Fair Value
Loans	$146,569	$116,451
Other real estate owned	3,045	2,062
Total covered assets	$149,614	$118,513

The loss sharing agreements applicable to single family residential mortgage loans provides for FDIC loss sharing and 1st United reimbursement to the FDIC for recoveries for ten years. The loss sharing agreement applicable to commercial loans and other covered assets provides for FDIC loss sharing for five years and 1st United reimbursement to the FDIC for a total of eight year for recoveries.

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NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

BY 1ST UNITED BANK
(a wholly-owned subsidiary of 1st United Bancorp, Inc.)
(dollars in thousands)

The loss sharing agreements are subject to certain servicing procedures as specified in the agreements with the FDIC. The expected reimbursement under the loss sharing agreements were recorded as an indemnification asset on the statement of assets acquired and liabilities assumed at the estimated fair value of $17,721 on the acquisition date. The FDIC loss share receivable reflects the present value of the expected net cash to be received under the loss sharing agreements.

The FDIC Loss Share Receivable is reviewed quarterly for change in expected cash flows based on recent performance and expectations for future performance of the Covered Assets. Any increases in cash flows of the Covered Assets will be accreted into income over the life of the Covered Asset but will reduce immediately the FDIC Loss Share Receivable. Any decrease in the expected cash flows of the Covered Assets will result in the impairment to the Covered Asset and an increase in the FDIC Loss Share Receivable to be reflected immediately. Non-c ash adjustments to the FDIC Loss Share Receivable are recorded to non-interest income.

NOTE 3 – Basis of presentation

1st United has determined that the acquisition of the net assets of Old Harbor constitutes a business acquisition as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Accordingly, the assets acquired and the liabilities assumed are presented at their estimated fair values.

Use of estimates

In the preparation of financial statements, management is required to make estimates and assumptions that affect the reported asset and liability balances. Management exercised significant judgment regarding assumptions surrounding discount rates, future expected cash flows, including prepayments, default rate, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of fair value of the net assets acquired. Actual results could differ significantly from those estimates. Others provided with the same information could draw different reasonable conclusion and calculate different fair values. Changes that may vary significantly from the 1st United’s assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of dispositions and deposit attrition.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair value requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The accounting guidance establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level I: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level II: Significant other observable inputs other than Level I prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level III: Significant unobservable inputs that reflect a reporting entity’s own assumptions about factors that market participants would use in pricing an asset or liability.

The following is a description of the methods used to determine the fair values of significant assets and liabilities.

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NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

BY 1ST UNITED BANK
(a wholly-owned subsidiary of 1st United Bancorp, Inc.)
(dollars in thousands)

Cash and due from financial institutions and Federal funds sold: the carrying amount of these assets is a reasonable estimate of fair value based on their short-term nature.

Securities available for sale: The fair value of securities available for sale was determined by matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for specific securities but rather by relying on the securities’ relationship to other benchmarks quoted securities (Level II inputs).

Loans: To determine the fair value of loans, 1st United identified loans with and without evidence of a deterioration of credit since origination. For loans identified as not having a deterioration of credit quality since origination, 1st United estimated the fair value based on a discounted cash flow methodology that considered factors such as the type of loan, related collateral, risk classification, fixed or variable interest rate, term of the loan and whether the loan was amortizing. Loans were grouped together based on similar characteristics and were treated in the aggregate when determining the fair value. The discount rates used for these loans are based on current market rates for new originations of comparable loans. The estimated credit factor applied to these loans was based on historical credit losses for similar loans. The fair value is considered a Level III pricing.

For loans with evidence of deterioration in credit quality since origination or loans that were considered impaired as of the date of acquisition, the fair value of each loan was based on the discounting of the estimated cash flows for a loan and included such factors as the resolution periods expected and the most recent real estate appraisal less an estimate for the costs of sales. The appraisals can use either a single valuation approach or a combination of approaches that includes comparable sales and income approach. An adjustment to the appraised value was made based on the date of the appraisal used to determine the fair value. The fair value is considered a Level III pricing.

Nonmarketable equity securities: Nonmarketable equity securities represent stock of the Federal Home Loan Bank (“FHLB”). It is not practical to determine the fair value of FHLB stock due to restrictions placed on its transferability and as such has been recorded at its redeemable value.

Other real estate owned: The fair value of other real estate owned is determined using Level III inputs which include the most recent appraisal and estimated costs to sell. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and income approach.

FDIC Loss Share Receivable: The fair value of the FDIC Loss Share Receivable was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss share percentage. These expected reimbursements do not include reimbursable amounts related to future covered expenditures. These cash flows are discounted to reflect the uncertainty of the timing and receipt of the loss share reimbursement from the FDIC. The ultimate collectability of the FDIC Loss Share Receivable is dependent upon the performance of the underlying covered assets, the passage of time and claims paid by the FDIC. The fair value is considered to be a Level III pricing.

Goodwill: Goodwill represents the excess of the fair value of liabilities assumed over the fair value of identifiable assets acquired pursuant to the transaction.

Core deposit intangible: The fair value represents the value of the relationships that Old Harbor had with their deposit customers and is based on a discounted cash flow methodology that gave consideration to expected customer attrition rates, cost of the deposit base, reserve requirements and the net maintenance cost attributable to customer deposits. The fair value is considered to be a Level III pricing.

Deposits: The fair value of checking and saving deposit accounts are, by definition, equal to the amount payable on demand at the reporting dates as these amounts generally have no stated maturity and are payable on demand. The fair value of time deposits is based on a discounted cash flows that applies interest rates currently being offered to the interest rates embedded on such time deposits. The fair value is considered to be a Level III pricing.

6

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

BY 1ST UNITED BANK
(a wholly-owned subsidiary of 1st United Bancorp, Inc.)
(dollars in thousands)

NOTE 4 – FDIC Assisted transaction

Under the terms of the purchase and assumption agreements, the FDIC agreed to transfer to 1st United certain assets subject to loss share agreements at book value, certain assets that are not subject to loss share agreements at a contractually specified price, certain assets at fair value and certain liabilities at book value. 1st United received cash from the FDIC of $9,096 and recorded $5,095 in goodwill from the acquisition. 1st United recorded a receivable from the FDIC of $43 upon final settlement of the net liabilities acquired.

A summary of the net liabilities assumed from the FDIC and the estimated fair value adjustments are as follows:

October 21, 2011

Payment received from FDIC per the Purchase and Assumption Agreement:	$(9,096)
Net assets acquired per the Purchase and Assumption Agreement	(639)
Purchase accounting adjustment:
Loans	(30,285)
Other real estate owned	(983)
Securities available for sale	(112)
Time deposits	(76)
Other adjustments	(345)
FDIC loss share receivable	17,721
Core deposit intangible	485
Amount due from FDIC	43
Fair value of net assets acquired per purchase and assumption agreement	(14,191)
Net liabilities assumed	$5,095

NOTE 5 – Securities available for sale

Upon the acquisition of Old Harbor, 1st United acquired GNMA residential mortgage backed securities with a fair value of $30,975, as a result there is no unrealized gain or loss as of October 21, 2011. Mortgage backed securities are not due at a single maturity date and are measured at fair value on a recurring basis. The fair value of mortgage backed securities is considered to be a level II pricing.

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NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

BY 1ST UNITED BANK
(a wholly-owned subsidiary of 1st United Bancorp, Inc.)
(dollars in thousands)

NOTE 6 – Loans

The fair value of loans acquired at acquisition date is as follows:

Fair Value

Covered loans:
Commercial	$11,329
Real estate:
Residential	16,851
Commercial	88,271
Total covered loans	116,451
Loans not covered by loss share agreements:
Consumer and other	2,450
Total loans	$118,901

The Company segregated the acquired loan portfolio into loans with specifically identified credit deficiencies and loans without specifically identified credit deficiencies. Loans with specifically identified credit deficiencies included loans graded as watch or substandard on the date of acquisition. These loans were accounted for under FASB ASC 310-30 (“ASC 310-30”). As defined by ASC 310-30 and subject to certain exceptions contained in that statement, ASC 310-30 loans have evidence of deterioration of credit quality for which it is probable that the borrower will not be able to make all contractually required payments. These acquired loans are recorded at the allocated fair value, such that there is no carryover of Old Harbor’s allowance for loan losses. Such acquired loans are accounted for individually. In determining the fair value, 1st United estimates the amount and timing of expected cash flows for each loan purchased, and the expected cash flows in excess of the allocated fair value is recorded as interest income over the remaining life of the loan (accretable yield). The excess of the loan’s contractual principal and interest over the expected cash flows is not recorded (non-accretatable discount). The nonaccretable difference represents an estimate of the credit risk in the acquired loan portfolio at the acquisition date. As such, the credit risk for the acquired loan portfolio is not reflected in 1st United’s allowance for loan losses.

Loans acquired with evidence of deterioration of credit quality and which it is probable that the borrowers will be unable to make all contractually required payments had an aggregate unpaid principal balance on the date of acquisition of $38,936. As a result, a non-accretable discount of $16,274 was recorded. The accretable yield or income expected to be collected over the life of these loans is estimated to be $4,427. The net carrying value for these loans was $19,541.

Income is not recognized on loans for which 1st United is unable to reasonably estimate future cash flows expected to be collected. The unpaid principal of such loans was $14,909 and the carrying amount of such loans was $8,626.

The fair value for loans without specifically identified credit deficiencies was based primarily on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification and accrual status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. The discount rates used for loans were based on current market rates for new originations of comparable loans and included adjustments for liquidity concerns. The discount rate does not include a factor for credit losses as that has been included in the estimated cash flows. Management prepared the purchase price allocations, and in part relied on a third party for the valuation of covered non-impaired loans at October 21, 2011. The aggregate unpaid principal balance was $92,724 with purchase accounting discounts of $4,441 for a net carrying value of $88,284 on October 21, 2011. The fair value adjustment of $4,441 will be accreted into interest income over the average life of the loans. Included in these loans are certain consumer loans which are not covered under loss share agreements. The unpaid principal balance of these loans was $2,617 with purchase accounting discounts of $167 and a net carrying value of $2,450.

8

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

BY 1ST UNITED BANK
(a wholly-owned subsidiary of 1st United Bancorp, Inc.)
(dollars in thousands)

Covered loans are, and will continue to be, subject to 1st United’s internal and external credit review. As a result, if and when credit deterioration is noted subsequent to the acquisition date such deterioration will be measured through 1st United loss reserve methodology and a provision for loan losses will be charged to earnings with a partially offset noninterest income item reflecting the increase to the FDIC Loss Share Receivable. Any credit adjustments made during the one year period following the acquisition date that are based on acquisition date information, will be made as an adjustments to the goodwill on acquisition.

NOTE 7 – Customer deposit intangible and goodwill

Upon acquisition of Old Harbor, 1st United recorded a core deposit intangible of $485. The core deposit intangible will be amortized utilizing an accelerated amortization method over the estimated useful life, not to exceed 10 years. Estimated amortization expense for the remainder of the year ended 2011and for the next five subsequent years thereafter is $19, $113, $94, $75, $60 and $42, respectively. 1st United will review the valuation of this intangible asset periodically for impairment. If any impairment is subsequently determined, 1st United will record the impairment as an expense in the consolidated statement of operations.

In connection with the acquisition of Old Harbor, the fair value of the liabilities assumed exceeded the fair value of the assets acquired. Accordingly goodwill of $5,095 was recorded. Goodwill is not an amortizable asset. 1st United will periodically review the valuation of this intangible asset, and no less than annually, for impairment. If any impairment is subsequently determined, 1st United will record the impairment as an expense in its consolidated statement of operations.

NOTE 8 – Deposits

Deposits assumed are composed of the following at acquisition date:

October 21, 2011
Noninterest bearing	$8,314
NOW	14,332
Money Market	44,038
Savings	21,858
Time deposits less than $100,000	73,738
Time deposits greater than $100,000	47,261

Acquired balance of deposits	209,541
Fair value adjustment	76
Total	$209,617

At October 21, 2011, the scheduled maturities of certificates of deposit of more than $100 and less than $100 were as follows:

	Acquired balance of time deposits under $100	Acquired balance of time deposit over $100
Maturing in
Up to 3 months	$11,981	$4,715
3 to 6 months	17,828	12,204
6 to 12 months	24,839	17,600
Over 12 months	19,090	12,742
Total	$73,738	$47,261

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NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

BY 1ST UNITED BANK
(a wholly-owned subsidiary of 1st United Bancorp, Inc.)
(dollars in thousands)

NOTE 9 – Subsequent events

Subsequent events are events and transactions that occur after the balance sheet date but before financial statement are issued or are available to be issued. The effects of subsequent events and transactions are recognized in the financial statements when they provide evidence about conditions that existed at the balance sheet date.

On the date of acquisition, 1st United did not immediately acquire the furniture or equipment or any of the owned facilities of Old Harbor. However, 1st United Bank has the option to purchase the furniture and equipment and any owned facilities from the FDIC. Old Harbor maintained seven branches with four branches leased and three branches which were owned. Management assessed each location and determined not to assume three branches, two of which were leased and one of which was owned. 1st United has agreed to purchase the facilities of two locations and related furniture and equipment for $1,995. Future lease obligations, before considering renewal options, related to the two leased facilities retained follows:

2012	$285
2013	166
2014	115
2015	86
2016	—
$653

Subsequent to the acquisition, 1st United evaluated the interest rates offered on time deposits and elected to adjust certain interest rates paid on time deposits generally with maturities of greater than six months. These time deposits assumed with this acquisition may be redeemed without penalty for a period of six months. As a result of these interest rate adjustments and the pending closure of branches, approximately $17,817 of time deposits have been redeemed as of November 30, 2011.

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